Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-226650) and Form S-8 (Nos. 333-219158, 333-224785 and 333-230592) of Aileron Therapeutics, Inc. of our report dated March 30, 2020 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 30, 2020